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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-184439 and 333-187538) pertaining to the KYTHERA Biopharmaceuticals, Inc. 2004 Stock Plan, as amended, and 2012 Equity Incentive Award Plan of our report dated March 17, 2014, with respect to the financial statements of KYTHERA Biopharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP
Los Angeles, California March 17, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm